UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 7, 2010
Date of report (Date of earliest event reported)
ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 7, 2010, Advanced BioEnergy, LLC (the “Company”) repaid in full its obligations under that certain Amended and Restated Secured Term Loan Note dated as of August 28, 2009 executed by the Company in favor of PJC Capital LLC with an unpaid principal balance of $3,634,074.72. To make this prepayment, the Company borrowed $3.0 million from its subsidiary, ABE Fairmont, LLC (“ABE Fairmont”), and used cash on hand. ABE will be required by the senior lender at ABE Fairmont to reduce the outstanding principal balance to $2.5 million by September 30, 2010 and to repay the note to ABE Fairmont (the “ABE Fairmont Note”) in full by January 31, 2011. The ABE Fairmont Note bears interest at a rate of 4% per annum and is secured by substantially all of the assets of the Company. The ABE Fairmont Note requires, among other things, that all receipts from the Nebraska Advantage Act be remitted to ABE Fairmont until the ABE Fairmont Note is paid in full and that the Company apply any permitted distributions related to the fiscal year ending September 30, 2010 to any outstanding balance on the ABE Fairmont Note.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010	ADVANCED BIOENERGY, LLC
	By:	/s/ Richard R. Peterson
Richard R. Peterson
Chief Executive Officer, President and Chief Financial Officer